Exhibit 15.9

Consent of Independent Consultant

We consent to the reference to our firm in the form and context in which they appear in this Annual Report on Form 20-F, the inclusion of our reports dated February 25, 2013 herein, and to the incorporation by the reference in any Registration Statement on Form F-3 and related Prospectus Supplements of CNOOC Limited for the registration of debt securities and guarantees previously filed with the Securities and Exchange Commission.

Houston, Texas
April 22, 2013